Exhibit 99.1

Intapp Announces Third Quarter Fiscal Year 2024 Financial Results

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Third quarter SaaS and support revenue of $80.8 million, up 22% year-over-year
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Third quarter total revenue of $110.6 million, up 20% year-over-year
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Cloud annual recurring revenue (ARR) of $274.2 million, up 33% year-over-year

PALO ALTO, Calif., May 7, 2024 – Intapp, Inc. (NASDAQ: INTA), a leading global provider of AI-powered solutions for professionals at advisory, capital markets, and legal firms, announced financial results for its third quarter ended March 31, 2024. Intapp also provided its outlook for the fourth quarter and updated outlook for the full fiscal year of 2024.

“We are pleased to report a strong and exciting third quarter, in which we released several new AI capabilities aimed directly at the needs of our target markets,” said John Hall, CEO of Intapp. “Intapp Assist for DealCloud, which helps professionals apply generative AI to their daily work, has received a particularly overwhelming response, with hundreds of clients engaging with us within just a few weeks of the launch.”

Third Quarter of Fiscal Year 2024 Financial Highlights

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SaaS and support revenue was $80.8 million, a 22% year-over-year increase compared to the third quarter of fiscal year 2023.
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Total revenue was $110.6 million, a 20% year-over-year increase compared to the third quarter of fiscal year 2023.
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Cloud ARR was $274.2 million as of March 31, 2024, a 33% year-over-year increase compared to Cloud ARR as of March 31, 2023. Cloud ARR represented 72% of total ARR as of March 31, 2024, compared to 65% as of March 31, 2023.
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Total ARR was $382.7 million as of March 31, 2024, a 21% year-over-year increase compared to total ARR as of March 31, 2023.
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GAAP operating loss was $(7.4) million, compared to a GAAP operating loss of $(18.2) million in the third quarter of fiscal year 2023.
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Non-GAAP operating profit was $11.2 million, compared to a non-GAAP operating profit of $2.9 million in the third quarter of fiscal year 2023.
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GAAP net loss was $(6.9) million, compared to a GAAP net loss of $(18.1) million in the third quarter of fiscal year 2023.
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Non-GAAP net income was $11.2 million, compared to a non-GAAP net income of $2.2 million in the third quarter of fiscal year 2023.
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GAAP net loss per share was $(0.09), compared to a GAAP net loss per share of $(0.28) in the third quarter of fiscal year 2023.
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Non-GAAP diluted net income per share was $0.14, compared to a non-GAAP diluted net income per share of $0.03 in the third quarter of fiscal year 2023.

Balance Sheet and Cash Flow Highlights

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Cash and cash equivalents were $187.4 million as of March 31, 2024, compared to $130.4 million as of June 30, 2023.
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For the nine months ended March 31, 2024, cash provided by operating activities was $40.2 million, compared to cash provided by operating activities of $16.8 million for the nine months ended March 31, 2023.

Business Highlights

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As of March 31, 2024, we served more than 2,450 clients, 673 of which each with contracts greater than $100,000 of ARR.
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We upsold and cross-sold our existing clients such that our trailing twelve months’ net revenue retention rate as of March 31, 2024 was 115%, which is within our expected range of 113% to 117%.
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We continued to add new clients and expand existing accounts including consulting firm Alix Partners; law firms DAC Beachcroft and Warner Norcross + Judd; and private equity firm Accordion.
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DealCloud won two awards: It was named a 2024 top influencer in CRE Technology by GlobeSt.com and won bronze at the Best in Biz Awards for the Enterprise Product of the Year — All Other Software category.
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To mark our vertical AI leadership in the markets we serve, we celebrated the launch of our “Intelligence Applied” strategy and brand on February 22, 2024, ringing the bell at Nasdaq and hosting our inaugural Investor Day and well-attended client and partner events.
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We announced the availability of new vertical AI capabilities including Intapp Assist for DealCloud, Intapp Data, Intapp Walls for Copilot, and the Activator experience.
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We announced the acquisition of AI software company delphai, which represents another step forward in building the data foundation that will help firms get the most out of next-generation AI.

Fourth Quarter and Full Fiscal Year 2024 Outlook

Fiscal 2024 Outlook
	Fourth Quarter	Fiscal Year
SaaS and support revenue (in millions)	$83.5 - $84.5	$314.5 - $315.5
Total revenue (in millions)	$111.0 - $112.0	$427.0 - $428.0
Non-GAAP operating profit (in millions)	$10.5 - $11.5	$35.5 - $36.5
Non-GAAP diluted net income per share	$0.11 - $0.13	$0.42 - $0.44

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

The information presented in this press release includes non-GAAP financial measures such as “non-GAAP operating profit,” “non-GAAP net income,” and “non-GAAP diluted net income per share.” Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and the financial tables below for reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure. The Company has not included a quantitative reconciliation of its guidance for non-GAAP operating profit and non-GAAP diluted net income per share to their most directly comparable GAAP financial measures because certain of these reconciling items, including stock-based compensation and amortization of intangible assets, could be highly variable and cannot be reasonably predicted without unreasonable effort. This is due to the inherent difficulty of forecasting the timing of certain events that have not yet occurred and are out of the Company’s control and the amounts of associated reconciling items. Please note that the unavailable reconciling items could significantly impact the Company’s GAAP operating results.

Corporate Presentation

A supplemental financial presentation and other information will be accessible through Intapp’s investor relations website at https://investors.intapp.com/.

Webcast

Intapp will host a conference call for analysts and investors on Tuesday, May 7, 2024, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the “Investors” section of the Intapp company website at https://investors.intapp.com/. A replay of the call will be available through the Intapp website for 90 days.

About Intapp

Intapp software helps professionals unlock their teams’ knowledge, relationships, and operational insights to increase value for their firms. Using the power of Applied AI, we make firm and market intelligence easy to find, understand, and use. With Intapp’s portfolio of vertical SaaS solutions, professionals can apply their collective expertise to make smarter decisions, manage risk, and increase competitive advantage. The world’s top firms — across accounting, consulting, investment banking, legal, private capital, and real assets — trust Intapp’s industry-specific platform and solutions to modernize and drive new growth.

Forward-Looking Statements

This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the fourth quarter and full fiscal year 2024, growth strategy, business plans and market position. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “expand,” “outlook” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our ability to continue our growth at or near historical rates; our future financial performance and ability to be profitable; the effect of global events on the U.S. and global economies, our business, our employees, results of operations, financial condition, demand for our products, sales and implementation cycles, and the health of our clients’ and partners’ businesses; our ability to prevent and respond to data breaches, unauthorized access to client data or other disruptions of our solutions; our ability to effectively manage U.S. and global market and economic conditions, including inflationary pressures, economic and market downturns and volatility in the financial services industry, particularly adverse to our targeted industries; the length and variability of our sales cycle; our ability to attract and retain clients; our ability to attract and retain talent; our ability to compete in highly competitive markets, including AI products; our ability to manage additional complexity, burdens, and volatility in connection with our international sales and operations; the successful assimilation or integration of the businesses, technologies, services, products, personnel or operations of acquired companies; our ability to incur indebtedness in the future and the effect of conditions in credit markets; the sufficiency of our cash and cash equivalents to meet our liquidity needs; and our ability to maintain, protect, and enhance our intellectual property rights. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and any subsequent public filings. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP net income and non-GAAP diluted net income per share. These non-GAAP measures exclude the impact of stock-based compensation, amortization of intangible assets, lease modification and impairment, change in fair value of contingent consideration, transaction costs, restructuring and other costs and the income tax effect of non-GAAP adjustments. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Other metrics include total ARR, Cloud ARR and net revenue retention rate. Total ARR represents the annualized recurring value of all active SaaS and on-premise subscription license contracts at the end of a reporting period. Cloud ARR is the portion of the annualized recurring value of our active SaaS contracts at the end of a reporting period. Contracts with a term other than one year are annualized by taking the committed contract value for the current period divided by number of days in that period, then multiplying by 365.

Net revenue retention rate is calculated by starting with the ARR from the cohort of all clients as of the twelve months prior to the applicable fiscal period, or prior period ARR. We then calculate the ARR from these same clients as of the current fiscal period, or current period ARR. We then divide the current period ARR by the prior period ARR to calculate the net revenue retention rate.

We believe these non-GAAP financial measures and metrics provide useful information to investors as they are used by management to manage the business, make planning decisions, evaluate our performance, and allocate resources and provide useful information regarding certain financial and business trends relating to our financial condition and results of operations. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Guidance for non-GAAP financial measures excludes stock-based compensation expense and amortization of intangible assets. Non-GAAP diluted net income per share is calculated by dividing non-GAAP net income by the estimated diluted weighted average shares outstanding for the period.

Investor Contact

David Trone

Senior Vice President, Investor Relations

Intapp, Inc.

ir@intapp.com

Media Contact

Ali Robinson

Global Media Relations Director

Intapp, Inc.

press@intapp.com

INTAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data and percentages)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Revenues
SaaS and support	$80,817	$66,051	$230,987	$184,469
Subscription license	16,520	13,577	44,566	36,804
Total recurring revenues	97,337	79,628	275,553	221,273
Professional services	13,302	12,396	40,594	34,981
Total revenues	110,639	92,024	316,147	256,254
Cost of revenues
SaaS and support	14,902	13,644	43,731	38,498
Total cost of recurring revenues	14,902	13,644	43,731	38,498
Professional services	15,679	14,846	49,192	42,111
Total cost of revenues	30,581	28,490	92,923	80,609
Gross profit	80,058	63,534	223,224	175,645
Gross margin	72.4%	69.0%	70.6%	68.5%
Operating expenses:
Research and development	27,319	25,281	83,796	68,352
Sales and marketing	35,256	34,946	104,944	99,796
General and administrative	24,929	21,552	66,977	62,715
Lease modification and impairment	—	—	—	1,601
Total operating expenses	87,504	81,779	255,717	232,464
Operating loss	(7,446)	(18,245)	(32,493)	(56,819)
Interest and other income (expense), net	758	(253)	1,872	(836)
Net loss before income taxes	(6,688)	(18,498)	(30,621)	(57,655)
Income tax benefit (expense)	(202)	351	(803)	(300)
Net loss	$(6,890)	$(18,147)	$(31,424)	$(57,955)
Net loss per share, basic and diluted	$(0.09)	$(0.28)	$(0.44)	$(0.91)
Weighted-average shares used to compute net loss per share, basic and diluted	72,634	64,327	70,690	63,487

INTAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31, 2024	June 30, 2023
Assets
Current assets:
Cash and cash equivalents	$187,426	$130,377
Restricted cash	200	808
Accounts receivable, net	80,420	92,973
Unbilled receivables, net	16,465	10,661
Other receivables, net	2,136	878
Prepaid expenses	8,437	7,335
Deferred commissions, current	13,057	11,807
Total current assets	308,141	254,839
Property and equipment, net	18,282	16,366
Operating lease right-of-use assets	22,211	17,180
Goodwill	278,883	278,890
Intangible assets, net	35,323	43,257
Deferred commissions, noncurrent	17,043	16,529
Other assets	4,319	1,846
Total assets	$684,202	$628,907
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,359	$6,018
Accrued compensation	35,970	39,761
Accrued expenses	11,423	11,626
Deferred revenue, net	195,502	191,042
Other current liabilities	12,880	10,902
Total current liabilities	271,134	259,349
Deferred tax liabilities	1,098	1,422
Deferred revenue, noncurrent	1,828	1,355
Operating lease liabilities, noncurrent	20,395	16,195
Other liabilities	3,775	9,378
Total liabilities	298,230	287,699
Stockholders’ equity:
Common stock	73	69
Additional paid-in capital	873,834	797,639
Accumulated other comprehensive loss	(1,350)	(1,339)
Accumulated deficit	(486,585)	(455,161)
Total stockholders’ equity	385,972	341,208
Total liabilities and stockholders’ equity	$684,202	$628,907

INTAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Cash Flows from Operating Activities:
Net loss	$(6,890)	$(18,147)	$(31,424)	$(57,955)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,022	3,669	12,006	11,406
Amortization of operating lease right-of-use assets	1,240	1,106	3,522	3,510
Accounts receivable allowances	1,567	726	2,795	1,402
Stock-based compensation	14,026	18,759	49,291	54,795
Lease modification and impairment	—	—	—	1,601
Change in fair value of contingent consideration	490	(641)	(1,725)	(873)
Deferred income taxes	(107)	(148)	(324)	(452)
Other	38	38	115	115
Changes in operating assets and liabilities:
Accounts receivable	(2,469)	(856)	10,101	(2,370)
Unbilled receivables, current	(30)	(3,489)	(5,804)	(5,879)
Prepaid expenses and other assets	(2,347)	(815)	(4,135)	214
Deferred commissions	(696)	(560)	(1,764)	(2,116)
Accounts payable and accrued liabilities	7,783	2,622	6,266	(5,472)
Deferred revenue, net	96	3,484	4,933	22,257
Operating lease liabilities	(1,144)	(1,471)	(3,483)	(4,594)
Other liabilities	926	(790)	(218)	1,245
Net cash provided by operating activities	16,505	3,487	40,152	16,834
Cash Flows from Investing Activities:
Purchases of property and equipment	(374)	(356)	(1,728)	(2,054)
Capitalized internal-use software costs	(1,764)	(1,179)	(5,217)	(3,876)
Investment in note receivable	—	(500)	—	(500)
Net cash used in investing activities	(2,138)	(2,035)	(6,945)	(6,430)
Cash Flows from Financing Activities:
Payments for deferred offering costs	—	(57)	(781)	(57)
Proceeds from stock option exercises	7,251	11,247	25,187	15,727
Proceeds from employee stock purchase plan	—	—	1,725	1,241
Payments related to tax withholding for vested equity awards	—	—	—	(4,948)
Payments of deferred contingent consideration and holdback associated with acquisitions	—	(11,175)	(2,551)	(22,290)
Net cash provided by (used in) financing activities	7,251	15	23,580	(10,327)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(549)	(71)	(346)	(422)
Net increase (decrease) in cash, cash equivalents and restricted cash	21,069	1,396	56,441	(345)
Cash, cash equivalents and restricted cash - beginning of period	166,557	52,570	131,185	54,311
Cash, cash equivalents and restricted cash - end of period	$187,626	$53,966	$187,626	$53,966

INTAPP, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data and percentages)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:

Non-GAAP Gross Profit

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
GAAP gross profit	$80,058	$63,534	$223,224	$175,645
Adjusted to exclude the following:
Stock-based compensation	1,956	1,524	5,848	4,248
Amortization of intangible assets	1,054	918	3,164	3,331
Non-GAAP gross profit	$83,068	$65,976	$232,236	$183,224
Non-GAAP gross margin	75.1%	71.7%	73.5%	71.5%

Non-GAAP Operating Expenses

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
GAAP research and development	$27,319	$25,281	$83,796	$68,352
Stock-based compensation	(2,509)	(4,571)	(11,623)	(11,351)
Restructuring and other costs	(52)	—	(52)	—
Non-GAAP research and development	$24,758	$20,710	$72,121	$57,001

GAAP sales and marketing	$35,256	$34,946	$104,944	$99,796
Stock-based compensation	(4,207)	(6,029)	(14,434)	(18,134)
Amortization of intangible assets	(1,398)	(1,467)	(4,281)	(4,398)
Non-GAAP sales and marketing	$29,651	$27,450	$86,229	$77,264

GAAP general and administrative	$24,929	$21,552	$66,977	$62,715
Stock-based compensation	(5,354)	(6,635)	(17,386)	(21,062)
Amortization of intangible assets	(163)	(120)	(489)	(363)
Change in fair value of contingent consideration	(490)	641	1,725	873
Transaction costs (1)	(1,471)	(502)	(2,149)	(703)
Non-GAAP general and administrative	$17,451	$14,936	$48,678	$41,460

Non-GAAP Operating Profit

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
GAAP operating loss	$(7,446)	$(18,245)	$(32,493)	$(56,819)
Adjusted to exclude the following:
Stock-based compensation	14,026	18,759	49,291	54,795
Amortization of intangible assets	2,615	2,505	7,934	8,092
Lease modification and impairment	—	—	—	1,601
Change in fair value of contingent consideration	490	(641)	(1,725)	(873)
Transaction costs (1)	1,471	502	2,149	703
Restructuring and other costs	52	—	52	—
Non-GAAP operating profit	$11,208	$2,880	$25,208	$7,499

Non-GAAP Net Income

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
GAAP net loss	$(6,890)	$(18,147)	$(31,424)	$(57,955)
Adjusted to exclude the following:
Stock-based compensation	14,026	18,759	49,291	54,795
Amortization of intangible assets	2,615	2,505	7,934	8,092
Lease modification and impairment	—	—	—	1,601
Change in fair value of contingent consideration	490	(641)	(1,725)	(873)
Transaction costs (1)	1,471	502	2,149	703
Restructuring and other costs	52	—	52	—
Income tax effect of non-GAAP adjustments	(611)	(761)	(1,736)	(1,242)
Non-GAAP net income	$11,153	$2,217	$24,541	$5,121

GAAP net loss per share, basic and diluted	$(0.09)	$(0.28)	$(0.44)	$(0.91)
Non-GAAP net income per share, diluted	$0.14	$0.03	$0.31	$0.07

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	72,634	64,327	70,690	63,487
Weighted-average shares used to compute non-GAAP net income per share, diluted	81,437	76,306	80,426	72,125
(1)
Consists of acquisition-related transaction costs and costs related to certain non-capitalized offering-related expenses.